Exhibit 4.15

独家业务合作协议

Exclusive Business Cooperation Agreement

本独家业务合作协议（下称“本协议”）由以下双方于    年   月   日在中华人民共和国（下称“中国”）北京市签署。

This Exclusive Business Cooperation Agreement (this “Agreement”) is made and entered into by and between the following parties on           in Beijing, the People’s Republic of China (“China” or the “PRC”).

甲方：   中传天下信息科技（深圳）有限公司

Party A:  Zhongchuan Tianxia Information Technology (Shenzhen) Co., Ltd.

地址： 深圳市南山区高新中三道2号深圳软件园一期五栋401A

Address:  401A, Building 5, Phase 1, Shenzhen Software Park, No.2 Gaoxin Zhongsan Road, Nanshan District, Shenzhen

统一社会信用代码：91440300565701058R

Uniform Social Credit Code: 91440300565701058R

乙方：      北京中传视讯科技有限公司

Party B:  Beijing Mobile Vision Technology Co., Ltd.

地址：     北京市朝阳区光华路9号SOHO3QLAB32

Address:  LAB32, SOHO3Q, No 9, Guanghua Road, Chaoyang District, Beijing

统一社会信用代码：9111010576215249XM

Uniform Social Credit Code: 9111010576215249XM

甲方和乙方以下各称为“一方”，统称为“双方”。

Each of Party A and Party B shall be hereinafter referred to as a “Party” respectively, and as “Parties” collectively.

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鉴于：

Whereas,

1.	甲方是一家在中国注册的外商独资企业，拥有丰富的技术研发和产业化推广相关的管理和投资经验，并提供相关的技术支持和咨询服务；

Party A is a wholly-foreign-owned enterprise established in China, which has rich experience in technology research development and industrialization promotion management and investment, and provides relevant technical support and consulting services;

2.	乙方是一家在中国成立的有限责任公司，经中国有关政府部门批准依法主要从事手机视频技术开发、内容制作及市场推广；

Party B is a limited company in China, mainly engages in mobile video technology research, development, content creation, sale and related industrial promotion as approved by the relevant governmental authorities in China;

3.	甲方同意利用其技术、人员和信息优势，在本协议期间向乙方提供有关手机视频技术开发、内容制作及市场推广以及未来扩大业务规模和业务范围时乙 方所需的技术支持、技术咨询等相关服务，乙方同意接受甲方或其指定方按本协议条款的规定提供的各种服务。

Party A is willing to provide Party B with technology supports and technology consulting services in connection with mobile video technology research, development, content creation, sale and related industrial promotion and such services in connection with Party B’s extension of business scale or broadening of businesses during the term of this Agreement, utilizing its advantages in technology, human resources, and information, and Party B is willing to accept such services provided by Party A or Party A's designee(s), each on the terms set forth herein.

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据此，甲方和乙方经协商一致，达成如下协议：

Now, therefore, through mutual discussion, the Parties have reached the following agreements:

1.	服务提供

Services Provided by Party A

1.1	按照本协议条款和条件，乙方在此委任甲方在本协议期间作为乙方的独家服务提供者向乙方提供全面的和手机视频技术开发、内容制作及市场推广相关以及未来扩大业务规模和业务范围时乙方所需的技术支持、业务支持和相关咨询服务，具体内容包括但不限于以下内容：

Party B hereby appoints Party A as Party B's exclusive services provider to provide Party B with complete technical support, business support and related consulting services in connection with mobile video technology research, development, content creation, sale and related industrial promotion and such services in connection with Party B’s extension of business scale or broadening of businesses during the term of this Agreement, in accordance with the terms and conditions of this Agreement, which may include but not limited to:

1.1.1	为乙方提供其手机视频技术开发、内容制作及市场推广业务所需的一切服务支持，为乙方提供相当于包括总经理、行政人员、管理人员、筹划部门、商业运营、人力资源、财务、会计以及与乙方业务相关的一切业务操作所需人员所能提供的服务内容；

managing all aspects of Party B’s business of mobile video technology research, development, content creation, sale and related industrial promotion. In this capacity, Party A will procure or engage for Party B the services of a general manager and other management staff, including but not limited to personnel responsible for all administration, operations, planning, business development, human resources, finance, accounting and other operations related to the Business of Party B;

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1.1.2	为乙方制定全部的商业计划、销售目标，并为优化执行该等商业计划设计和建立相应的系统及操作程序；

developing all business plans and sales projections of Party B, and for developing and establishing systems and procedures for optimum execution of the business plans;

1.1.3	为乙方申请手机视频技术及内容制作相关专利提供咨询服务和支持；

consulting services and support in connection with Party B’s applying for mobile video technology related patents and content creation;

1.1.4	为乙方手机视频技术产业化的发展方向、规模、品牌提升提供咨询服务；

consulting services in connection with the development directions, size and business brands promotion of Party B’s mobile video technology industrialization;

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1.1.5	为乙方提供与业务相关的办公、生产和销售服务，为乙方租赁场所，建立业务相关的系统和程序，满足乙方的其他要求；
procuring or obtaining for Party B all office, production and distribution services related to the Business. It shall procure or obtain appropriate leases, establish systems and procedures needed to operate the business, fulfill orders for services;

1.1.6	尽最大努力为乙方建立手机视频技术销售市场，根据甲方为乙方制定的商业计划及销售目标代表乙方获取客户订单，同时为乙方提供与业务相关的客户服务，建立向客户开具票据的程序和与会计相关的托收服务。

using its best efforts to establish mobile video technology related marketing and other structures to obtain orders for services & products from customers on behalf of Party B in accordance with Party B’s business plans, sales projections and objectives (as developed by Party A) and procure or obtain customer services required in connection with the Business. It shall also establish procedures for invoicing customers, and establish collection services with respect to accounts;

1.1.7	就乙方的劳动用工方面提供咨询服务和支持，包括但不限于，组织实施对乙方业务人员、行政人员、管理人员等人员 进行培训和考核，协助建立健全的人力资源管理制度和实现人力资源的良好配置；

consulting services and support regarding labor system of Party B, including but without limitation to labor training and evaluation of sales person, administrative staff and management person etc. and establishment of human resources management system to well;

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1.1.8	提供乙方需要的客户数据统计、分析及相关数据库的建设和维护等咨询服务；

providing Party B with compile and analysis of client data and consulting services of establishment and maintenance of data base;

1.1.9	提供乙方需要的软件和相关技术支持服务； providing software Party B requires and other technical support;

1.1.10	接受乙方委托，对乙方的手机视频技术研发和产业化推广业务经营进行指导和管理；

guiding and management on Party B’s business of mobile video technology research and development and related industrial promotion operation according to Party B’s commission;

1.1.11	当乙方业务规模发展或业务范围扩大需要时，购买乙方业务经营需要的设备；

in the event of the demand of Party B’s development of business scale or broadening of businesses, purchase the equipments which it needs for the operation of its business;

1.1.12	当乙方业务规模发展或业务范围扩大需要时，完成乙方项目中的全部或部分工作；

in the event of the demand of Party B’s development of business scale or broadening of businesses, complete the work of Party B’s project in whole or in party;

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1.1.13	当乙方业务规模发展或业务范围扩大需要时，开发新技术；

in the event of the demand of Party B’s development of business scale or broadening of businesses, develop new technology;

1.1.14	乙方委托甲方，且甲方接受委托提供的其他服务。

other services Party B appoints Party A to provide and Party A agrees to provide.

1.2	乙方接受甲方的咨询和服务。乙方进一步同意，除非经甲方事先书面同意，在本协议期间，就本协议约定的服务或其他事宜，乙方不得直接或间接地从任何第三方获得任何与本协议相同或类似的咨询和/或服务，并不得与任何第三方就本协议所述事项建立任何类似的合作关系。双方同意，甲方可以指定其他方（该被指定方可以与乙方签署本协议第1.3条描述的某些协议）为乙方提供本协议约定的服务和/或支持。

Party B agrees to accept all the consultations and services provided by Party A. Party B further agrees that unless with Party A's prior written consent, during the term of this Agreement, Party B shall not directly or indirectly accept the same or any similar consultations and/or services provided by any third party and shall not establish similar corporation relationship with any third party regarding the matters contemplated by this Agreement. Party A may appoint other parties, who may enter into certain agreements described in Section 1.3 with Party B, to provide Party B with the consultations and/or services under this Agreement.

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1.3	服务的提供方式

Service Providing Methodology

1.3.1	双方同意在本协议有效期内，视情况而定，乙方可以与甲方或甲方指定的其他方进一步签订技术服务协议和/或咨询服务协议，对各项业务培训、技术服务、咨询服务的具体内容、方式、人员、收费等进行约定。

Parties agree that during the term of this Agreement, where necessary, Party B may enter into further technical service agreements and/or consulting service agreements with Party A or any other party designated by Party A, which shall provide the specific contents, manner, personnel, and fees for the specific technical services and consulting services.

1.3.2	为更好地履行本协议，双方同意，在甲方认为必要时，乙方应在本协议有效期内与甲方或甲方指定的其他方根据业 务进展需要随时签署协议，由甲方或其指定方向乙方提供服务。

To fulfill this Agreement, Parties agree that during the term of this Agreement, where Party A deems necessary, Party B shall enter into agreements with Party A or any other party designated by Party A which shall set forth that Party A or any other party designated by Party A provide services to Party B based on the needs of the business of Party B.

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2.	服务的价格和支付方式

The Calculation and Payment of the Service Fees

双方同意，就甲方提供的服务，乙方应向甲方支付服务费（“服务费”）。服务费不应低于乙方税后利润的80%。服务费应当按季支付；经甲方事先书面同意，服务费可以根据乙方的经营需要进行调整。

Both Parties agree that, in consideration of the services provided by Party A, Party B shall pay Party A fees (the “Service Fees”), which shall not be less than 80% of Party B’s after-tax profits . The Service Fees shall be due and payable on a quarterly basis; upon the prior written consent by Party A, the rate of Service Fees may be adjusted pursuant to the operational needs of Party B.

3.	知识产权和保密条款

Intellectual Property Rights and Confidentiality Clauses

3.1	在中国法律允许的范围内，甲方对履行本协议而产生或创造的任何权利、所有权、权益和所有知识产权包括但不限于著作权、专利权、专利申请权、软件、技术秘密、商业机密及其他均享有独占的和排他的权利和利益。乙方须签署所有适当的文件，采取所有适当的行动，递交所有的文件和/或申请，提供所有适当的协助，以及做出所有其他依据甲方的自行决定认为是必要的行为，以将任何对该等知识产权的所有权、权利和权益赋予甲方，和/或完善对甲方此等知识产权权利的保护。

To the extent permitted under the PRC laws, Party A shall have exclusive and proprietary rights and interests in all rights, ownership, interests and intellectual properties arising out of or created during the performance of this Agreement, including but not limited to copyrights, patents, patent applications, software, technical secrets, trade secrets and others. Party B shall execute all appropriate documents, take all appropriate actions, submit all filings and/or applications, render all appropriate assistance and otherwise conduct whatever is necessary deemed as by Party A in its sole discretion for the purposes of vesting any ownership, right or interest of any such intellectual property rights in Party A, and/or perfecting the protections for any such intellectual property rights in Party A.

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3.2	双方承认及确定有关本协议、本协议内容，以及彼此就准备或履行本协议而交换的任何口头或书面资料均被视为保密信息。双方应当对所有该等保密信息予以保密，而在未得到另一方书面同意前，不得向任何第三者披露任何保密信息，惟下列信息除外：(a)公众人士知悉或将会知悉的任何信息（惟并非由接受保密信息之一方擅自向公众披露）；(b)根据适用法律法规、股票交易规则、或政府部门或法院的命令而所需披露之任何信息；或(c)由任何一方就本协议所述交易而需向其股东、投资者、法律或财务顾问披露之信息，而该股东、法律或财务顾问亦需遵守与本条款相类似之保密责任。如任何一方工作人员或聘请机构的泄密均视为该方的泄密，需依本协议承担违约责任。无论本协议以任何理由终止，本条款仍然生效。

The Parties acknowledge that the existence and the terms of this Agreement and any oral or written information exchanged between the Parties in connection with the preparation and performance this Agreement are regarded as confidential information. Each Party shall maintain confidentiality of all such confidential information, and without obtaining the written consent of the other Party, it shall not disclose any relevant confidential information to any third parties, except for the information that: (a) is or will be in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is under the obligation to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its shareholders, investors, legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, investors, legal counsels or financial advisors shall  be bound by the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the staff members or agencies hired by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement. This Section shall survive the termination of this Agreement for any reason.

3.3	双方同意，不论本协议是否变更、解除或终止，本条款将持续有效。

The Parties agree that this Section shall survive changes to, and rescission or termination of, this Agreement.

4.	陈述和保证

Representations and Warranties

4.1	甲方陈述和保证如下：

Party A hereby represents and warrants as follows:

4.1.1	甲方是按照中国法律合法注册并有效存续的外商独资企业。

Party A is a wholly-foreign-owned enterprise legally registered and validly existing in accordance with the laws of China.

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4.1.2	甲方已采取必要的公司行为，获得必要的授权，并取得第三方和政府部门的同意及批准（若需）以签署和履行本协议；甲方对本协议的签署和履行并不违反法律法规的明确规定。

Party A has taken all necessary corporate actions, obtained all necessary authorization and the consent and approval from third parties and government agencies (if any) for the execution and performance of this Agreement.  Party A’s execution and performance of this Agreement do not violate any explicit requirements under any law or regulation binding on Party A.

4.1.3	本协议构成对其合法、有效、有约束力并依本协议之条款对其强制执行的义务。

This Agreement constitutes Party A's legal, valid and binding obligations, enforceable in accordance with its terms.

4.2	乙方陈述和保证如下：

Party B hereby represents and warrants as follows:

4.2.1	乙方是按照中国法律合法登记且有效存续的有限责任公司，乙方根据政府部门的批准和许可从事手机视频技术开发、内容制作和产业化市场推广的经营。

Party B is a limited company legally registered and validly existing in accordance with the laws of China, engages in mobile video technology research, development, content creation, sale and related industrial promotion pursuant to governmental approvals and permits;

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4.2.2	乙方已采取必要的行为，获得必要的授权，并取得第三方和政府部门的同意及批准（若需）以签署和履行本协议；乙方对本协议的签署和履行并不违反法律法规的明确规定。

Party B has taken all necessary actions, obtained all necessary authorization and the consent and approval from third parties and government agencies (if any) for the execution and performance of this Agreement.  Party B’s execution and performance of this Agreement do not violate any explicit requirements under any law or regulation binding on Party B.

4.2.3	本协议构成对其合法、有效、有约束力并依本协议之条款对其强制执行的义务。

This Agreement constitutes Party B's legal, valid and binding obligations, and shall be enforceable against it.

5.	生效和有效期

Effectiveness and Term

5.1	本协议于文首标明的协议日期签署并同时生效。除非依本协议或双方其他协议的约定而提前终止，本协议有效期为20年，但甲、乙双方应自本协议签署后，每3个月对本协议的内容做一次审查，以决定是否需要根据当时的情况对本协议作出相应修改和补充。

This Agreement is executed on the date first above written and shall take effect as of such date. Unless earlier terminated in accordance with the provisions of this Agreement or relevant agreements separately executed between the Parties, the term of this Agreement shall be 20 years. After the execution of this Agreement, both Parties shall review this Agreement every 3 months to determine whether to amend or supplement the provisions in this Agreement based on the actual circumstances at that time.

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5.2	协议期满前，经甲方书面确认，本协议可以延期。延期的期限由甲方决定，乙方必须无条件地同意该延期。

The term of this Agreement may be extended if confirmed in writing by Party A prior to the expiration thereof. The extended term shall be determined by Party A, and Party B shall accept such extended term unconditionally.

6.	终止

Termination

6.1	除非依据本协议续期，本协议于到期之日终止。

Unless renewed in accordance with the relevant terms of this Agreement, this Agreement shall be terminated upon the date of expiration hereof.

6.2	本协议有效期内，除非甲方对乙方有重大过失或存在欺诈行为，乙方不得提前终止本协议。尽管如此，甲方可在任何时候通过提前30天向乙方发出书面通知的方式终止本协议。

During the term of this Agreement, unless Party A commits gross negligence, or a fraudulent act, against Party B, Party B shall not terminate this Agreement prior to its expiration date. Nevertheless, Party A shall have the right to terminate this Agreement upon giving 30 days' prior written notice to Party B at any time.

6.3	在本协议终止之后，双方在第3、7和8条项下的权利和义务将继续有效。

The rights and obligations of the Parties under Articles 3, 7 and 8 shall survive the termination of this Agreement.

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7.	适用法律和争议解决

Governing Law and Resolution of Disputes

7.1	本协议的订立、效力、解释、履行、修改和终止以及争议的解决适用中国的法律。

The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the laws of China.

7.2	因解释和履行本协议而发生的任何争议，本协议双方应首先通过友好协商的方式加以解决。如果在一方向其他方发出要求 协商解决的书面通知后30天之内争议仍然得不到解决，则任何一方均可将有关争议提交给中国国际经济贸易仲裁委员会，由该会按照其仲裁规则仲裁解决。仲裁应在北京进行，使用之语言为中文。仲裁裁决是终局性的，对各方均有约束力。

In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within 30 days after either Party's request to the other Parties for resolution of the dispute through negotiations, either Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission for arbitration, in accordance with its Arbitration Rules. The arbitration shall be conducted in Beijing, and the language used in arbitration shall be Chinese. The arbitration award shall be final and binding on all Parties.

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7.3	因解释和履行本协议而发生任何争议或任何争议正在进行仲裁时，除争议的事项外，本协议双方仍应继续行使各自在本协议项下的其 他权利并履行各自在本协议项下的其他义务。

Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

8.	补偿

Indemnification

就甲方根据本协议向乙方提供的咨询和服务内容所产生或引起的针对甲方的诉讼、请求或其他要求而招致的任何损失、损害、责任或费用都应由乙方补偿给甲方，以使甲方不受损害，除非该损失、损害、责任或费用是因甲方的重大过失或故意而产生的。

Party B shall indemnify and hold harmless Party A from any losses, injuries, obligations or expenses caused by any lawsuit, claims or other demands against Party A arising from or caused by the consultations and services provided by Party A to Party B pursuant this Agreement, except where such losses, injuries, obligations or expenses arise from the gross negligence or willful misconduct of Party A.

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9.	通知

Notices

9.1	本协议项下要求或发出的所有通知和其他通信应通过专人递送、挂号邮寄、邮资预付或快递服务或传真的方式发到该方下列地址。每一通知还应再以电子邮件送达。该等通知视为有效送达的日期按如下方式确定：

All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a courier service or by facsimile transmission to the address of such Party set forth below.  A confirmation copy of each notice shall also be sent by email.  The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

9.1.1	通知如果是以专人递送、快递服务或挂号邮寄、邮资预付发出的，则以于设定为通知的地址在接收或拒收之日为有效送达日。

Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of receipt or refusal at the address specified for notices.

9.1.2	通知如果是以传真发出的，则以成功传送之日为有效送达日（应以自动生成的传送确认信息为证）。

Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

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9.2	为通知的目的，双方地址如下：

For the purpose of notices, the addresses of the Parties are as follows:

甲方：   中传天下信息科技（深圳）有限公司

Party A:  Zhongchuan Tianxia Information Technology (Shenzhen) Co., Ltd.

地址： 深圳市南山区高新中三道2号深圳软件园一期五栋401A

Address:	401A, Building 5, Phase 1, Shenzhen Software Park, No.2 Gaoxin Zhongsan Road, Nanshan District, Shenzhen

收件人： 洪婷

Attn:     Hong Ting

乙方： 北京中传视讯科技有限公司

Party B:  Beijing Mobile Vision Technology Co., Ltd

地址： 北京市朝阳区光华路9号SOHO3QLAB32

Address:  LAB32, SOHO3Q, No 9, Guanghua Road, Chaoyang District, Beijing.

收件人： 宋雪松

Attn.:    Song Xuesong

9.3	任何一方可按本条规定随时给另一方发出通知来改变其接收通知的地址。

Any Party may at any time change its address for notices by a notice delivered to the other Party in accordance with the terms hereof.

秘密文件 Strictly Confidential

10.	协议的转让

Assignment

10.1	乙方不得将其在本协议项下的权利与义务转让给第三方，除非事先征得甲方的书面同意。

Without Party A's prior written consent, Party B shall not assign its rights and obligations under this Agreement to any third party.

10.2	乙方在此同意，甲方可以在其需要时向其他第三方转让其在本协议项下的权利和义务，并在该等转让发生时甲方仅需向乙方发出书面 通知，并且无需再就该等转让征得乙方的同意。

Party B agrees that Party A may assign its obligations and rights under this Agreement to any third party upon a prior written notice to Party B but without the consent of Party B.

11.	协议的分割性

Severability

如果本协议有任何一条或多条规定根据任何法律或法规在任何方面被裁定为无效、不合法或不可执行，本协议其余规定的有效性、合法性或可执行性不应因此在任何方面受到影响或损害。双方应通过诚意磋商，争取以法律许可以及双方期望的最大限度内有效的规定取代那些无效、不合法或不可执行的规定，而该等有效的规定所产生的经济效果应尽可能与那些无效、不合法或不能强制执行的规定所产生的经济效果相似。

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any aspect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

秘密文件 Strictly Confidential

12.	协议的修改、补充

Amendments and Supplements

双方可以书面协议方式对本协议作出修改和补充。经过双方签署的有关本协议的修改协议和补充协议是本协议组成部分，具有与本协议同等的法律效力。

Any amendments and supplements to this Agreement shall be in writing. The amendment agreements and supplementary agreements that have been signed by the Parties and that relate to this Agreement shall be an integral part of this Agreement and shall have the same legal validity as this Agreement.

13.	语言和副本

Language and Counterparts

本协议以中文和英文书就，一式二份，甲乙双方各持一份，具有同等效力；中英文版本如有冲突，应以中文版为准。

This Agreement is written in both Chinese and English language in two copies, each Party having one copy with equal legal validity; in case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

本页其余部分刻意留为空白

The Remainder of this page is intentionally left blank

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有鉴于此，双方已使得经其授权的代表于文首所述日期签署了本独家业务合作协议并即生效，以昭信守。

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Business Cooperation Agreement as of the date first above written.

甲方：中传天下信息科技（深圳）有限公司（盖章）

Party A: Zhongchuan Tianxia Information Technology (Shenzhen) Co., Ltd.(Seal)

签字：

By: /s/ Hong Ting

姓名：洪婷

Name: Hong Ting

职务：总经理

Title:  General Manager

秘密文件 Strictly Confidential

有鉴于此，双方已使得经其授权的代表于文首所述日期签署了本独家业务合作协议并即生效，以昭信守。

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Business Cooperation Agreement as of the date first above written.

乙方： 北京中传视讯科技有限公司（盖章）

Party B:  Beijing Mobile Vision Technology Co., Ltd. (Seal)

签字：

By: /s/ Song Xuesong

姓名：宋雪松

Name: Song Xuesong

职务：董事长

Title: Chairman of the Board

秘密文件 Strictly Confidential